                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 6, 1998

                          FLAGSTAR CAPITAL CORPORATION
                          ----------------------------
               (Exact name of Registrant as Specified in Charter)

            Michigan                0-23821                 38-3386801
            --------                -------                 ----------
 (State or Other Jurisdiction     (Commission            (I.R.S. Employer
      of Incorporation)           File Number)          Identification No.)


                2600 Telegraph Road, Bloomfield Hills, MI  48302
                ------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (248) 338-7700
                                 --------------
               Registrant's telephone number, including area code


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.
---------------------

     On March 6, 1998 Flagstar Capital Corporation (the "Company") completed the sale of the remaining 300,000 shares of its 8.5% Noncumulative Exchangeable Preferred Stock, Series A (the "Preferred Stock") following the initial sale on February 24, 1998 of 2,000,000 shares of Preferred Stock. For further information, see the press release attached hereto as Exhibit 1.

Exhibits
--------

     (1) Press release dated March 9, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FLAGSTAR CAPITAL CORPORATION



DATE:  March 6, 1998                    By: /s/ Thomas J. Hammond
                                           -----------------------------------
                                           Thomas J. Hammond
                                           Chairman of the Board and
                                            Chief Executive Officer

                                   EXHIBIT 1

                                        NEWS RELEASE
                                        FOR MORE INFORMATION CONTACT:
                                        Michael W. Carrie
                                        Executive Vice President/CFO
                                        (248) 338-7700

                                        FOR IMMEDIATE RELEASE


         FLAGSTAR CAPITAL CORPORATION ANNOUNCES THE SALE OF ADDITIONAL
                           SHARES OF PREFERRED STOCK

Bloomfield Hills, Michigan (March 6, 1998) - Flagstar Capital Corporation (Nasdaq: FLGSP), a subsidiary of Flagstar Bank, FSB, today announced that it has completed the issuance of 2.3 million shares of 8.50% Noncumulative Series A Preferred Stock. Today the Company closed on the issuance of 300,000 additional shares of the stock. These shares were sold in response to the underwriter's request to exercise the over-allotment option allowed them in the initial sale completed on February 24, 1998. The stock began trading on the Nasdaq Stock Market on February 19, 1998 on a when-issued basis.

Flagstar Capital Corporation has invested the proceeds from the offering in residential mortgage loans purchased solely from its parent Flagstar Bank. Flagstar Capital will qualify as a real estate investment trust ("REIT") for federal income tax purposes, and as such, all dividends will be tax deductible for the corporation. The preferred stock will qualify as regulatory capital for the Bank, with certain restrictions.

Thomas J. Hammond, Chairman and C.E.O. of Flagstar Bank and Flagstar Capital, stated "Flagstar's management team is proud of the response received from the investment community. We expect to use these funds to continue our branch expansion and to continue with the implementation of our asset growth strategy."

Flagstar Bank, FSB, the parent of the Company, is a $1.9 billion stock savings bank and the largest independent savings institution headquartered in Michigan. Flagstar Bank operates from 20 bank branches located in southern and western Michigan, 41 loan origination centers located in Michigan, California, Florida, and Ohio, along with 16 correspondent lending offices which are located across the United States. Flagstar Bank is also one of the largest originators of single family mortgage loans in the United States. Flagstar Bank is a wholly-owned subsidiary of Flagstar Bancorp, Inc., whose common stock is traded on the NASDAQ Stock Market under the symbol "FLGS".

Additional information regarding Flagstar may be accessed via the Internet at http://www.flagstar.com.